                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-55663) pertaining to the Stanley Account Value Plan of our report dated June 25, 2004 (except for Note 8, as to which the date is August
27, 2004), with respect to the financial statements and schedules of the Stanley
Account Value Plan, as amended, included in this Annual Report (Form 11-K/A) for the year-ended December 31, 2003.

                                       /s/ Ernst & Young LLP

Hartford, Connecticut
August 27, 2004